September 25, 2013

To:	Directors and Executive Officers of Pilgrim's Pride Corporation

Re:	Important Notice Regarding Blackout Period and Trading Restrictions Imposed on Directors and Executive Officers from October 28, 2013 - November 15, 2013.

The purpose of this memo is to notify you of an upcoming “blackout period” during which you will be prohibited from buying or selling shares of Pilgrim's Pride Corporation common stock. This blackout period, described in more detail below, is necessary for Pilgrim's Pride Corporation to transition the trustee and recordkeeper for the Pilgrim's Pride Retirement Savings Plan (the "401(k) Plan") to Great-West Financial.

Section 306(a) of the Sarbanes-Oxley Act ("SOX") and the regulations thereunder (the “Blackout Trading Restriction”) generally impose a blackout period on an issuer’s directors and executive officers if 50% or more of the participants in the issuer’s 401(k) plan (and all other individual account retirement plans, if any) are prohibited from engaging in transactions with respect to the issuer’s equity securities held in their individual plan accounts for more than three (3) consecutive business days. The Blackout Trading Restriction also requires that the issuer provide advance notice of the blackout period to its directors and executive officers and to the Securities and Exchange Commission.

On September 25, 2013, Pilgrim's Pride Corporation sent a notice to 401(k) Plan participants that effective November 1, 2013 the current trustee and recordkeeper for the 401(k) Plan is being replaced with Great-West Financial. In order to accommodate this change, account information and 401(k) Plan assets must be transferred from the current trustee and recordkeeper to the new trustee and recordkeeper, Great-West Financial. The notice indicated that, in order to effectuate the change in the trustee and recordkeeper, there will be a blackout period that will begin on October 28, 2013 and which is expected to end with the close of business on November 15, 2013 (the "Blackout Period"). During the Blackout Period, participants in the 401(k) Plan will temporarily be unable to make changes or conduct transactions within their account, including redirecting investment allocations or requesting withdrawals or distributions or any type. Accordingly, 401(k) Plan participants will be temporarily unable to transfer assets out of the Employer Stock Fund until the Blackout Period has ended. As a director or executive officer of Pilgrim's Pride Corporation, you also will be subject to trading restrictions during the Blackout Period, as described below, pursuant to the Blackout Trading Restriction.

During the Blackout Period, you will be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring shares of Pilgrim's Pride Corporation common stock and related derivative securities, such as stock options and restricted stock units (“Company Securities”) if you acquired such Company Securities in connection with your service or employment as a director or executive officer. In this regard, any Company Security you sell or otherwise transfer is automatically treated as acquired in connection with your service or employment as a director or executive officer unless you establish that the Company Security was acquired from another source in accordance with the requirements of the Blackout Trading Restriction. Please note that the Blackout Period trading prohibitions generally apply to Company Securities held by immediate family members living with you, or in trust, or by partnerships or corporations in which you have a controlling interest.

Once the Blackout Period ends, you will be permitted to resume transactions in Company Securities subject to the requirements of the Pilgrim's Pride Corporation’s insider trading policies.

Under Pilgrim's Pride Corporation Insider Trading Policy, directors and executive officer are currently in a closed window. The window was scheduled to open on November 5, 2013. However, due to the Blackout Period, directors and executive officer will continue to be subject to restrictions on trading until after Blackout Period ends after the close of business on November 15, 2013.

The 401(k) Plan Administrator has designated Rosemary Geelan to assist in answering your questions regarding this notice, your Company Securities, the Blackout Period and whether the Blackout Period has started or ended. Rosemary Geelan is available at (970) 506-8192 to help answer your questions Monday-Friday, 8 a.m. to 5 p.m. Mountain Time. Because you will not be able to acquire or transfer any Company Securities during the Blackout Period and because you are currently in closed window under the Insider Trading Policy, it is important that you review and consider the appropriateness of your current investments in light of the Blackout Period, including the expiration dates of any outstanding stock options, prior to the beginning of the Blackout Period.

If you have any questions concerning this notice, your Company Securities or the Blackout Period, you may contact Rosemary Geelan at (970) 506-8192.

During the Blackout Period, holders of Company Securities may call the number below to obtain, without charge, the actual beginning and ending dates of the Blackout Period.

Corporate Retirement Team

(800) 240-9035, option 1

retirement@jbssa.com